EXHIBIT 24.1

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of John R. Parker, Jr., William T. Plybon, and Suzanne N. Forlidas, or any of them, the undersigned’s true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned’s capacity as a Director and /or Executive Officer of Coca-Cola Enterprises Inc. (“CCE”) and/or International CCE Inc. (“New CCE”) all necessary and/or required registration statements filed or required to be filed by the undersigned or CCE with the Securities and Exchange Commission (“SEC”), any stock exchanges or any governmental official or agency, and any certificates, agreements or documents necessary to effect the Merger and Separation as such terms are defined in the Business Separation and Merger Agreement, dated as of February 25, 2010 by and among Coca-Cola Enterprises Inc., International CCE Inc., The Coca-Cola Company and Cobalt Subsidiary LLC, as amended from time to time, including without limitation:

1)	execute and file Registration Statements on Form S-8 under the Securities Act of 1933 and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Registration Statements on Form S-8, including any amendments or supplements thereto, and timely file such form; and

2)	execute and file Registration Statements on Form S-3 under the Securities Act of 1933 and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Registration Statements on Form S-3, including any amendments or supplements thereto, and timely file such form.

Each such attorney in fact is authorized to take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 27, 2010.

/S/ JOHN F. BROCK	/S/ WILLIAM W. DOUGLAS III

/S/ SUZANNE D. PATTERSON	/S/ FERNANDO AGUIRRE

/S/ CALVIN DARDEN	/S/ IRIAL FINAN

/S/ L. PHILLIP HUMANN	/S/ ORRIN H. INGRAM II

/S/ DONNA A. JAMES	/S/ THOMAS H. JOHNSON

/S/ SUZANNE B. LABARGE	/S/ VERONIQUE MORALI

/S/ CURTIS R. WELLING	/S/ PHOEBE A. WOOD